UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.   )

      Filed by the Registrant |X|
      Filed by a Party other than the Registrant |_|

      Check the appropriate box:

      |_|   Preliminary proxy statement
      |_|   Confidential, for use of the Commission only
            (as permitted by Rule 14a-6(e)(2))
      |X|   Definitive Proxy Statement
      |_|   Definitive Additional Materials
      |_|   Soliciting Material Pursuant to 240.14a-12

                                  EPOLIN, INC.
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


      Payment of filing fee (Check the appropriate box):

      |X|   No fee required.
      |_|   Fee computed on the table below per Exchange Act Rules 14a-6(i)(1)
            and 0-11.

            (1)   Title of each class of securities to which transaction
                  applies: N/A
            (2)   Aggregate number of securities to which transaction applies:
                  N/A
            (3)   Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11: N/A
            (4)   Proposed maximum aggregate value of transaction: N/A
            (5)   Total fee paid: N/A
      |_|   Fee paid previously with preliminary materials.
      |_|   Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)   Amount Previously Paid: N/A
            (2)   Form, Schedule or Registration Statement No.: N/A
            (3)   Filing Party: N/A
            (4)   Date Filed: N/A

                                  EPOLIN, INC.
                              358-364 Adams Street
                            Newark, New Jersey 07105


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 18, 2008

To the Stockholders:

      PLEASE TAKE NOTICE that the Annual Meeting of Stockholders (the "Annual Meeting") of Epolin, Inc. (the "Company") will be held on August 18, 2008, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, for the following purposes:

      1. To elect five Directors to serve as the Board of Directors of the Company until the next Annual Meeting of Stockholders and until their successors shall be elected and shall qualify;

      2. To approve the adoption of the Company's 2008 Stock Incentive Plan (the "2008 Plan"); and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

      The close of business on June 26, 2008 has been fixed as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof.

      Your attention is called to the proxy statement on the following pages. We hope that you will attend the Annual Meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                    By Order of the Board of Directors,


                                    Murray S. Cohen, Ph.D.,
                                    Chairman
Newark, New Jersey
July 10, 2008

                                  EPOLIN, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 18, 2008

                          -----------------------------


                                  INTRODUCTION

      This Proxy Statement is being furnished to stockholders of Epolin, Inc., a New Jersey corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at an Annual Meeting of Stockholders of the Company to be held on August 18, 2008, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and at any adjournment thereof (the "Annual Meeting").

      The Board has fixed the close of business on June 26, 2008 as the record date for the determination of stockholders entitled to receive notice of, and vote at, the Annual Meeting (the "Record Date"). Accordingly, only stockholders of record on the books of the Company at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, the Company had outstanding approximately 11,966,355 shares of Common Stock, no par value per share (the "Common Stock") which are the only outstanding voting securities of the Company. On all matters, each share of Common Stock is entitled to one vote.

      The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers, directors and other employees of the Company may solicit proxies by personal contact, telephone, facsimile or other electronic means without additional compensation. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about July 10, 2008.

      Proxies in the accompanying form which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated thereon, proxies will be voted FOR all matters listed in the Notice of Annual Meeting of Stockholders and in accordance with the discretion of the person(s) voting the proxies with respect to all other matters properly presented at the Annual Meeting. Execution of a proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company written notice of revocation bearing a later date than the proxy, by delivering a later-dated proxy, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. The holders of a majority of the shares of Common Stock outstanding and entitled to vote as of the Record Date, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. A plurality of the votes cast at the Annual Meeting will be required for the election of directors. Approval of the 2008 Plan requires the affirmative vote of a majority of the votes cast at such meeting. If a stockholder, present in person or represented by proxy, abstains on any matter, the stockholder's shares will not be voted on such matter. Thus, an abstention from voting on a matter has the same legal effect as a vote "against" the matter, even though the stockholder may interpret such action differently.

           PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of the Record Date, certain information with regard to the record and beneficial ownership of the Company's Common Stock by (i) each stockholder owning of record or beneficially 5% or more of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and other executive officers, if any, of the Company whose total compensation was in excess of $100,000 (the "named executive officers"), and (iv) all officers and directors of the Company as a group:

                                       Amount and Nature          Percent
Name of Beneficial Owner            of Beneficial Ownership       of Class

Murray S. Cohen(1)*                        1,940,958               16.1%
James Ivchenko(2)*                         1,539,587               12.8%
Morris Dunkel(3)*                            285,000                2.4%
James R. Torpey, Jr.(4)*                      97,500                 **
Herve A. Meillat*                              4,000                 **
Greg Amato(5)*                               200,000                1.7%
Claire Bluestein(6)*                         970,155                8.1%
Santa Monica Partners, L.P.(7)               825,900                6.9%
Sandra Lifschitz(8)                          605,000                5.1%

All Executive Officers and
Directors as a Group (6 persons)           4,067,045               33.0%

----------
*     The address for each is 358-364 Adams Street, Newark, New Jersey 07105.

**    Less than 1%.

(1) Includes 1,845,958 shares held by Dr. Cohen and 25,000 shares held by the wife of Dr. Cohen. Also, includes 70,000 shares which Dr. Cohen has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan.

(2) Includes 1,005,000 shares held by Mr. Ivchenko and 464,587 held by Mr. Ivchenko and his wife, as joint tenants. Also, includes 70,000 shares which Mr. Ivchenko has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan.

(3) Includes 60,000 shares which Mr. Dunkel has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan.

(4) Includes 60,000 shares which Mr. Torpey has the right to acquire within 60 days pursuant to the exercise of options granted under the 1998 Plan.

(5) Includes 100,000 shares which Mr. Amato has the right to acquire within 60 days pursuant to the exercise of options granted to him.

(6)   Ms. Bluestein is a former director of the Company.

(7) This information is based solely upon information reported in filings made to the SEC on behalf of Santa Monica Partners, L.P. The address for Santa Monica Partners, L.P. is 1865 Palmer Avenue, Larchmont, New York.

(8) This information is based solely upon information reported in filings made to the SEC on behalf of Sandra Lifschitz. Her address is 7 Tulane Drive, Livingston, New Jersey.

The Stockholders Agreement

      Pursuant to a Stockholders Agreement executed in October 2002, each of the then members of the Board of Directors (Dr. Cohen and Messrs. Ivchenko, Dunkel and Torpey, as well as Claire Bluestein and Peter Kenny) has provided the Company with certain rights of refusal in the event any of such individuals desire to sell any of the shares of the Company's Common Stock which any of them hold of record or beneficially. Excluded from such restrictions are gifts in which the proposed donee agrees to be bound to the Stockholders Agreement and transfers by will or the laws of descent, provided the shares remain subject to said restrictions. In addition, shares may be transferred by such individuals with the prior approval of the Board of Directors of the Company (or any committee authorized by the Board to give such approval).

                              ELECTION OF DIRECTORS

      A Board of Directors consisting of five members is to be elected by the stockholders, to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualify.

      Unless authority is withheld, it is intended that proxies will be voted for the election of the five nominees below, all of whom are currently serving as directors. The Board of Directors does not contemplate that any of these nominees will be unable or will decline to serve. However, if any of them is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

      The following table sets forth certain information with respect to the five nominees for election to the Board of Directors.

                                    Present Position            Has Served as
Name                    Age         and Offices                 Director Since

Murray S. Cohen         83          Chairman of the             1984
                                    Board, Chief Scientist,
                                    Secretary and Director

James Ivchenko          68          President and Director      1993

Morris Dunkel           79          Director                    1984

James R. Torpey, Jr.    58          Director                    2001

Herve A. Meillat        52          Director                    2005

      None of the directors and officers is related to any other director or officer of the Company.

      Set forth below are brief accounts of the business experience during the past five years of each director and executive officer of the Company and each significant employee of the Company.

      MURRAY S. COHEN has served as Director and Chairman of the Board of the Company since June 1984 and Secretary since March 2001. From June 1984 to January 2006, Dr. Cohen was Chief Executive Officer, and from June 1984 to August 1994, he was also President. Dr. Cohen also currently serves as Chief Scientist. From January 1978 through May 1983, Dr. Cohen was the Director of Research and Development for Apollo Technologies Inc., a company engaged in the development of pollution control procedures and devices. Dr. Cohen was employed as a Vice President and Technical Director of Borg-Warner Chemicals from 1973 through January 1978, where his responsibilities included the organization, project selection and project director of a 76 person technical staff which developed materials for a variety of plastic products. He received a Bachelor of Science Degree from the University of Missouri in 1949 and a Ph.D. in Organic Chemistry from the same institution in 1953.

      JAMES IVCHENKO has served as Director of the Company since September 1993, President since August 1994, and from February 1992 to August 1994, he was Technical Director and Vice President of Operations. Prior thereto, Mr. Ivchenko was employed by Ungerer & Co. as Plant Manager for the Totowa, New Jersey and Bethlehem, Pennsylvania facilities from May 1988 to May 1991. Mr. Ivchenko has over 30 years of experience in the flavor, fragrance and pharmaceutical intermediate industry. He received his Bachelor of Arts Degree, Masters of Science and Masters of Business Administration from Fairleigh Dickinson University in New Jersey.

      MORRIS DUNKEL has served as Director of the Company since June 1984. Since 1992, he has been Vice President and Technical Director of Elan Chemical Inc., a chemical company in the flavor and fragrances industry. From 1976 through 1983, Dr. Dunkel was employed by Tenneco Chemicals, Inc., a firm engaged in chemical production activities, in the capacities of manager and director of Tenneco's organic chemicals research and development division. Dr. Dunkel has been issued several United States patents and has published numerous articles relating to chemical processes. He received a Bachelor of Science Degree in 1950 from Long Island University. Dr. Dunkel received a Master of Science Degree from Brooklyn College in 1954 and Ph.D. in Organic Chemistry from the University of Arkansas in 1956.

      JAMES R. TORPEY, JR. has served as Director of the Company since July 2001. Mr. Torpey is Director of Market Development for SunPower Corporation, a major world wide supplier of solar electric equipment and systems. From 2002 to 2007, he was President of Madison Energy Consultants, a consulting firm in the energy industry. From 1995 to 2002, he was Director of Technology Initiatives at First Energy/GPU, Chairman of the Solar Electric Power Association, and President and member of the Board of Directors of GPU Solar, Inc. He was a member of the U.S. Department of Energy Solar Industry Advisory Board from 2001 to 2005. Mr. Torpey received his Masters of Business Administration from Rutgers University in 1991.

      HERVE A. MEILLAT has served as Director of the Company since July 2005. Since September 2006, Mr. Meillat has been the sole owner and CEO of Christian Dalloz Sunoptics, a company located in France which develops, manufactures and sells worldwide non-prescription ocular lenses and shields for premium sunglasses in all market segments including luxury, fashion and sports eyewear. Mr. Meillat is a former Senior Vice President of the Bacou-Dalloz Group, a world leader in the design, manufacturing and sales of personal protection equipment. While with Bacou-Dalloz, he was Senior Vice President of its eye and face business unit from 2001 to 2004, the President of Dalloz Safety Inc. from 1996 to 2001 and Chief Operating Officer of Christian Dalloz in France from 1989 to 1995.

      GREG AMATO, age 51, has been employed by the Company since November 2004 and has been Chief Executive Officer since January 2006. From, January 2005 to January 2006, he was Vice President of Sales and Marketing. From 1993 to 2004, Mr. Amato was with Elementis, PLC and certain of its subsidiaries, divisions and predecessors, which company is a specialty chemical manufacturer. During such period, Mr. Amato was Vice President, Specialty Markets of Elementis Specialties, Inc., located in Hightstown, New Jersey from 2000 to 2004; President and CEO of Elementis Performance Polymers, located of Belleville, New Jersey from 1998 to 2000; and from 1993 to 1998, Sales Manager of Rheox, which was acquired by Elementis in 1998. Mr. Amato received a Bachelor of Chemical Engineering from Georgia Institute of Technology in 1978.

      There are no executive officers of the Company other than those named above.

Audit Committee Financial Expert

      The Company does not have an audit committee financial expert, as such term is defined in Item 401(e) of Regulation S-B, serving on its audit committee because it has no audit committee and is not required to have an audit committee because it is not a listed security.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Common Stock of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the Company's review of such forms received by it, or written representations from certain of such persons, the Company believes that, with respect to the fiscal year ended February 29, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Code of Ethics

      The Board of Directors has adopted a Code of Ethics applicable to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, which is designed to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; and compliance with applicable laws, rules and regulations. A copy of the Code of Ethics will be provided to any person without charge upon written request to the Secretary of the Company at its executive offices, 358-364 Adams Street, Newark, New Jersey 07105.

Executive Compensation

      The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended February 29, 2008 and February 28, 2007 of those persons who were, at February 29, 2008, (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company, whose total compensation was in excess of $100,000 (the named executive officers):


                                                   Summary Compensation Table
------------------------------------------------------------------------------------------------------------------------------------
Name and Principal  Year     Salary      Bonus     Stock       Option        Non-Equity      Nonqualified    All Other      Total
Position                     ($)         ($)       Awards      Awards        Incentive       Deferred        Compensation
                                                   ($)         ($)           Plan            Compensation    ($)
                                                                             Compensation    Earnings ($)
                                                                             ($)
------------------------------------------------------------------------------------------------------------------------------------
Greg Amato          2008     $165,000    $0        $0          $0            $0              $0              $5,997(2)      $170,997
Chief Executive     2007     $170,677    $9,090    $33,000(2)  $2,625(1)     $0              $0              $15,329(2)     $230,721
Officer
------------------------------------------------------------------------------------------------------------------------------------
Murray S. Cohen     2008     $80,146     $0        $0          $3,160(1)     $112,500(3)     $0              $0             $195,806
Chairman of the     2007     $160,292    $0        $0          $4,043(1)     $105,000(3)     $0              $7,384(4)      $276,719
Board
------------------------------------------------------------------------------------------------------------------------------------
James Ivchenko      2008     $195,478    $0        $0          $3,160(1)     $97,500(5)      $64,000(6)      $4,266(7)      $364,404
President           2007     $202,998    $0        $0          $4,043(1)     $90,000(5)      $32,000(6)      $11,648(7)     $340,689
------------------------------------------------------------------------------------------------------------------------------------

(1) Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS 123R.

(2)   Represents a health insurance reimbursement.

(3) Dr. Cohen received additional compensation of $112,500 and $105,000 in 2008 and 2007, respectively, based upon the Company's sales for fiscal 2007 and 2006, as determined under his employment contract. Does not include additional compensation due to Dr. Cohen based upon the Company's sales for fiscal 2008 as determined under his employment contract to be paid in fiscal 2009 in the amount of $120,000.

(4) Represents a health insurance reimbursement of $6,634 and a director's fee of $750 paid in fiscal 2007 to Dr. Cohen.

(5) Mr. Ivchenko received additional compensation of $97,500 and $90,000 in 2008 and 2007, respectively, based upon the Company's sales for fiscal 2007 and 2006, as determined under his employment contract. Does not include additional compensation due to Mr. Ivchenko based upon the Company's sales for fiscal 2008 as determined under his employment contract to be paid in fiscal 2009 in the amount of $105,000.

(6) Represents the amount paid to Mr. Ivchenko in fiscal 2008 and 2007 pursuant to his deferred compensation agreement. See "Deferred Compensation/Employment Contracts and Change in Control Arrangements" below.

(7) Represents a health insurance reimbursement of $4,266 and $10,898 in fiscal 2008 and 2007, respectively, and a director's fee of $750 paid in fiscal 2007 to Mr. Ivchenko.

Equity Awards

      The following table provides certain information concerning equity awards held by the named executive officers as of February 29, 2008.

                                           OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

                                    Option Awards                                                 Stock Awards
-------------------------------------------------------------------------------------------------------------------------------
           Name                No. of        Number of        Option         Option        Number of     Equity Incentive Plan
                             Securities      Securities      Exercise      Expiration      Shares or       Awards: Number of
                             Underlying      Underlying      Price ($)        Date       Units of Stock  Unearned Shares, Units
                             Unexercised    Unexercised                                  That Have Not    Or Other Rights That
                             Options (#)    Options (#)                                    Vested (#)      Have Not Vested(#)
                             Exercisable   Unexercisable
-------------------------------------------------------------------------------------------------------------------------------
Greg Amato                     100,000          -0-          $   0.51       11/1/2009           -0-               -0-
-------------------------------------------------------------------------------------------------------------------------------
Murray S. Cohen                 20,000          -0-          $   0.41       2/9/2014            -0-               -0-
                                50,000          -0-          $   0.54       6/20/2010           -0-               -0-
-------------------------------------------------------------------------------------------------------------------------------
James Ivchenko                  20,000          -0-          $   0.41       2/9/2014            -0-               -0-
                                50,000          -0-          $   0.54       6/20/2010           -0-               -0-
-------------------------------------------------------------------------------------------------------------------------------

Compensation of Directors

      Since fiscal 2002, the Company has paid directors $750 for each board meeting attended. Commencing in fiscal 2007, only non-employee directors are paid such amount. In addition, commencing in fiscal 2007, non-employee directors are also paid $750 for each committee meeting attended. Directors have always been and will continue to be reimbursed for reasonable expenses incurred on behalf of the Company.

      The following table provides certain summary information concerning the compensation paid to non-employee directors during fiscal 2008. All compensation paid to Dr. Cohen and Mr. Ivchenko is set forth in the table under "Executive Compensation".

                                     Director Compensation

---------------------------------------------------------------------------------------------------
Name                        Fees           Stock         Option        All Other        Total ($)
                          Earned or      Awards (S)   Awards ($)(1)   Compensation
                           Paid in                                        ($)
                          Cash ($)
---------------------------------------------------------------------------------------------------
Morris Dunkel              $3,750           -0-           $2,585           -0-           $6,335
James R. Torpey, Jr.       $3,750           -0-           $2,585           -0-           $6,335
Herve A. Meillat           $3,750           -0-              -0-           -0-           $3,750
---------------------------------------------------------------------------------------------------

(1) Represents the dollar amount recognized in fiscal 2008 for financial reporting purposes of stock options awarded computed in accordance with Financial Accounting Standards 123R.

Deferred Compensation/Employment Contracts and Change in Control Arrangements

      Effective as of November 1, 2004, the Company entered into an employment agreement with Greg Amato. Such agreement provided that Mr. Amato would be employed "at-will" and that such employment can be terminated by either party at any time without reason or cause provided at least six months prior written notice is given. The employment agreement also provides that Mr. Amato would receive bonus compensation for 2004 based upon a formula and would be entitled to receive, following the fiscal year ending February 28, 2006, bonus compensation equal to 10% of the increase in the Company's net income for the fiscal year ending February 28, 2006 compared to February 28, 2005. For subsequent fiscal years, Mr. Amato shall be entitled to receive annual cash bonuses as the Compensation Committee shall determine with performance objectives determined prior to the start of the applicable year. Pursuant to the employment agreement, the Company also agreed to grant Mr. Amato an option to purchase 100,000 shares of Common Stock of the Company at an exercise price equal to the fair market value of the Company's Common Stock on November 1, 2004 which option shall be exercisable only after the completion of Mr. Amato's second year of employment under his employment agreement. In addition, pursuant to the employment agreement, the Company agreed to grant to Mr. Amato, one year from the date of his employment agreement provided he is then employed by the Company, 100,000 shares of restricted Common Stock of the Company.

      Pursuant to a deferred compensation agreement, as amended, entered into with James Ivchenko, President of the Company, the Company has agreed to pay Mr. Ivchenko $32,000 per year for ten consecutive years commencing the first day of the month following Mr. Ivchenko reaching the age of 65. To date, four payments of $32,000 each have been paid to Mr. Ivchenko.

      Effective as of March 1, 1999, the Company entered into a ten year employment agreement with Mr. Ivchenko. Pursuant thereto, Mr. Ivchenko shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Mr. Ivchenko shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 1.50% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. In the event of death or disability, the agreement provides that Mr. Ivchenko or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would have received (if not for his death or disability) for the remainder of the ten year term.

      The obligations to Mr. Ivchenko under his deferred compensation agreement are partially funded with a life insurance policy owned by the Company. Such funds, however, are not legally restricted and are considered part of the Company's general assets subject to claims of creditors. In addition, amounts due to Mr. Ivchenko under his employment agreement are unfunded. Accordingly, there can be no assurance that any such amounts due to Mr. Ivchenko will be paid.

      Effective as of March 1, 1999, the Company also entered into a ten year employment agreement with Murray S. Cohen, Chairman of the Board of the Company. Pursuant thereto, Dr. Cohen shall be paid an annual salary of not less than the greater of his annual base salary in effect immediately prior to the effective date of the agreement or any subsequently established annual base salary. In addition thereto, Dr. Cohen shall receive as additional compensation a certain percentage (as set forth below) of the Company's annual gross sales up to but not exceeding annual gross sales of $3 million. Such percentage starts at 2.00% for the fiscal year ended February 29, 2000 and increases by 0.25% per year during the term of the agreement. Pursuant to an amendment to the employment agreement entered into on March 30, 2006, Dr. Cohen shall have the option to partially retire pursuant to which Dr. Cohen will devote approximately 50% of his time to the Company in which event he will be paid 50% of his annual base salary and 100% of the additional compensation for the remainder of the term. He shall also have the option to either (i) substantially retire pursuant to which Dr. Cohen will devote approximately 25% of his time to the Company in which event he will be paid 25% of his annual base salary and 100% of the additional compensation for the remainder of the term, or (ii) fully retire in which event he will be paid no annual base salary and 50% of the additional compensation for the remainder of the term. In the event of death or disability, the amendment provides that Dr. Cohen or his estate will receive 100% of his annual salary and additional compensation as described above for the fiscal year during which he died or became disabled, and 50% of his annual salary and annual additional compensation which he would have received (if not for his death or disability) for the remainder of the ten year term, provided at the time of death or disability Dr. Cohen was a full-time employee. If at the time of death or disability Dr. Cohen was fully, partially or substantially retired, then other percentage rates are provided in the amendment for the payment of the annual salary and annual additional compensation to Dr. Cohen or his estate for the balance of the term.

      The Company had previously entered into a deferred compensation agreement in June 1998 with Dr. Cohen which provided for the payment of certain funds to Dr. Cohen for a period of ten years beginning two weeks after the date of his retirement. Such agreement was terminated in connection with the execution of the employment agreement with Dr. Cohen. In addition to the foregoing, Dr. Cohen will be entitled to receive $79,041 upon his retirement in connection with a deferred compensation agreement entered into in January 1996 which was terminated in June 1998. Such amount will be paid to Dr. Cohen upon retirement either in equal consecutive monthly payments for a period not exceeding 60 months or a single payment which will be at the discretion of the Company.

      The obligation to pay Dr. Cohen $79,041 under his deferred compensation agreement is unfunded. In addition, amounts due to Dr. Cohen under his employment agreement are also unfunded. Accordingly, there can be no assurance that any such amounts due to Dr. Cohen will be paid.

      The Company does not have any termination or change in control arrangements with any of its named executive officers.

Transactions with Management and Others

      See "Deferred Compensation/Employment Contracts and Change in Control Arrangements" above for information on the transactions described therein.

Material Proceedings

      There are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

Director Independence

      We have determined that three of our five directors are independent directors. Messrs. Dunkel, Torpey and Meillat are our independent directors. We have determined their independence using the definition of independence set forth in NASD Rule 4200.

Additional Information

      During the fiscal year ended February 29, 2008, the Board of Directors of the Company held four formal meetings. In addition, the Board of Directors took action by unanimous written consent and met informally on other occasions during the period. Each of the incumbent directors was in attendance at all meetings of the Board of Directors during fiscal 2008, except that Dr. Cohen was unable to attend one of the four meetings.

      The Compensation Committee of the Board of Directors held one formal meeting during the last fiscal year and met informally on other occasions during the period. Since March 2006, the Compensation Committee consists of Messrs. Dunkel, Torpey and Meillat, each a non-employee director of the Company. The Compensation Committee assists the Board of Directors in discharging its responsibilities relating to the compensation of the Company's directors and executive officers, including approving individual executive officer compensation, reviewing and recommending to the Board compensation plans, policies and benefit programs for employees generally, and performing such other duties relating to the Committee's purpose as the Board shall from time to time prescribe. Each of the incumbent directors serving on the Compensation Committee was in attendance at the one formal meeting of the Compensation Committee during fiscal 2008.

      The Company does not have a standing audit or nominating committee or any committee performing similar functions. These functions are fulfilled by the entire Board of Directors which we believe is adequate based on the present size of the Company and the relatively small size of the Board.

      The Board considers recommendations for director nominees from a wide variety of sources, including business contacts and members of management. The Board will also consider stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Board evaluates director candidates based on a number of qualifications, including but not limited to their judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, and, for incumbent directors, his or her past performance. The Board initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to them. The Board will not evaluate director candidates recommended by stockholders differently than director candidates recommended from other sources. A member of the Board will contact for further review those candidates who they believes are qualified, who may fulfill a specific Board need and who would otherwise best make a contribution to the Board.

                    APPROVAL OF THE 2008 STOCK INCENTIVE PLAN

Introduction

      On June 18, 2008, our Board of Directors approved and adopted the Epolin, Inc. 2008 Stock Incentive Plan (the "2008 Plan"), and authorized us to issue up to 1,500,000 shares of our Common Stock under the 2008 Plan (subject to adjustment to take account of stock dividends, stock splits, recapitalizations and similar corporate events). Under the 2008 Plan, we will have the right to issue stock options, stock appreciation rights, restricted stock, Common Stock or convertible securities that may or may not be subject to restrictions or forfeiture, restricted stock units, performance shares and performance units, all of which are described below. Our Board of Directors believes incentive compensation that derives at least part of its value from the performance of our Common Stock is important to our efforts to attract and retain key employees and directors and helps align the interests of our key employees and directors, and others on whom we rely, with those of our stockholders.

      A copy of the 2008 Plan, as adopted by the Board subject to stockholder approval, is set forth in full as Annex A to this proxy statement. Following is a summary of the principal provisions of the 2008 Plan, qualified by reference to its complete text.

Description of the Plan

      The purpose of the Plan is to provide officers, other employees and directors of, and consultants to, us and our subsidiaries (including key employees of companies that develop products that we intend to publish or distribute) an incentive to (a) enter into and remain in our service or that of our subsidiaries or to provide services to us or our subsidiaries, (b) enhance our long term performance and that of our subsidiaries, and (c) acquire a proprietary interest in us.

      The Compensation Committee or another committee of our Board of Directors (or if there is no committee, the Board of Directors itself) will administer the Plan. It will determine the persons to whom awards will be made, the types of awards that will be made to particular persons, the numbers of shares to which awards will relate, the dates when awards will vest in whole or in part and the other terms of awards, including the payments, if any, that participants will have to make to benefit from awards.

      The types of awards the Committee will be able to grant will be:

      Stock Options. A stock option entitles the holder to purchase shares of our Common Stock for a price that is determined when the stock option is granted, which may not be less than 100% of the market value of our Common Stock on the date of grant. Options may be wholly or partly exercisable when they are granted, or they may become exercisable in whole or in installments at a subsequent date or dates. A stock option may require that the exercise price be paid in cash or may permit it to be paid in whole or in part with shares of our Common Stock valued at their market value on the date the stock option is exercised. The Compensation Committee will set the term of each stock option when it is granted, but the term may not exceed 10 years. Options granted under the 2008 Plan may, or may not, be designated as Incentive Stock Options ("ISOs"), which receive special tax treatment. However, the exercise price of all ISO's held by a person which first become exercisable in any given year may not exceed $100,000.

      Stock Appreciation Rights. A stock appreciation right entitles the holder to receive, on a specified date, upon the occurrence of a specified event, or on one or more exercise dates selected by the holder, (a) the amount, if any, by which the market value of a share of our Common Stock exceeds a base price determined when the stock appreciation right is granted, times (b) a specified number of shares. The base price may not be less than 100% of the market value of our Common Stock on the date of grant. If stock appreciation rights require exercise by the holder, they may be wholly or partly exercisable when they are granted or they may become exercisable in whole or in installments at a subsequent date or dates. Stock appreciation rights may be granted without any related stock options, or they may be granted in tandem with stock options. If a stock appreciation right is granted in tandem with a stock option, its base price will be the same as the exercise price of the stock option, it will vest and become exercisable at the same time or times as the stock option, and the exercise of the stock appreciation right or the stock option will reduce the number of shares remaining subject to either of them.

      Restricted Stock. A person to whom shares of restricted stock are granted will become the owner of the shares when they are granted, but that person will be required to return the shares (i.e., the shares will be forfeited) if vesting conditions imposed when the shares are issued are not satisfied. Vesting conditions may be continuing employment for at least specified periods, or may be the achievement of performance goals. Holders of shares of restricted stock are entitled to vote them and receive dividends and distributions with regard to them even before they vest. Shares of restricted stock may not be transferred or pledged until they vest.

      Restricted Stock Units. Restricted stock units entitle the holders to receive, at future dates, the market values on those dates of specified numbers of shares of our Common Stock. The holder may or may not be entitled to receive sums based upon dividends paid or other distributions made (dividend equivalents) with regard to our Common Stock while the units are held. The Compensation Committee may decide that the fair value of the shares of our Common Stock to which restricted stock units relate will be paid on future dates in cash or in whole or in part with shares of our Common Stock valued at their market value at those dates. Restricted stock units may be subject to vesting conditions, which may be continuing employment for at least specified periods or may be the achievement of performance goals. Holders will not be entitled to payments with regard to restricted stock units unless and until all applicable vesting conditions have been satisfied.

      Performance Shares or Performance Units. Performance shares entitle the holder to receive the sum equal to the market value of a specified number of shares of Common Stock if pre-established performance goals are achieved over a specified period. Performance units entitle the holder to receive a specified dollar amount if pre-established performance goals are achieved over a specified period. In ether case, the Compensation Committee may decide that the sum to which the holder is entitled will be paid in cash or in whole or in part with shares of our Common Stock valued at their market value when the sum is to be paid. Performance shares or performance units may be subject to vesting conditions, which may be continuing employment for at least specified periods, as well as to the achievement of performance goals.

      Stock or Stock-Based Awards. The Compensation Committee may award shares of our Common Stock, securities that are convertible into shares of our Common Stock or other equity-based awards, for past services, in lieu of cash bonuses, as an inducement to people to become employees or directors, or for any other valid purpose. These shares (or other equity based awards, as applicable) may or may not be subject to restrictions on transfer or possible forfeiture. The recipient may or may not be required to make a payment in order to receive the shares. On September 1 of each year, each person who serves as a Director on such date shall automatically receive a stock award of 25,000 shares of Common Stock.

Other Stock Option Plans

      The Company previously adopted the 1986 Employees' Stock Option Plan (the "1986 Plan"). As of April 1996, options may no longer be granted under the 1986 Plan. Under the terms of the 1986 Plan, options granted thereunder could be designated as options which qualify for incentive stock option treatment under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not so qualify. In December 1995, options to acquire up to 490,000 shares of the Company's Common Stock were granted under the 1986 Plan. Such options had an expiration date of December 1, 2005. In fiscal 2002, options to acquire 185,000 shares of the Company's Common Stock were exercised under the 1986 Plan. In prior years, options to acquire 270,000 shares of the Company's Common Stock were exercised under the 1986 Plan. In addition, options to acquire 35,000 shares under the 1986 Plan have lapsed. As a result, there are no outstanding options under the 1986 Plan.

      In December 1998, the Company adopted the 1998 Stock Option Plan (the "1998 Plan") for employees, officers, consultants or directors of the Company to purchase up to 750,000 shares of Common Stock of the Company (the "1998 Plan Option Pool"). In September 2001, the Board of Directors increased the size of the 1998 Plan Option Pool to 1,500,000 shares. Options granted under the 1998 Plan shall be non-statutory stock options which do not meet the requirements of
Section 422 of the Code. Under the terms of the 1998 Plan, participants may receive options to purchase Common Stock in such amounts and for such prices as may be established by the Board of Directors or a committee appointed by the Board to administer the 1998 Plan. Options exercised through February 29, 2008 total 686,000. Options cancelled or expired for all years totaled 240,000, which under the 1998 Plan are available for future grant, and as of February 29, 2008, there are options outstanding to acquire 316,000 shares, leaving 498,000 options available for future grant.

      When the new 2008 Plan is approved by our stockholders, the 1998 Plan will terminate, and we will no longer be able to grant options under it. However, options that have already been granted under the 1998 Plan will continue to be outstanding.

Tax Consequences

      The following is a brief summary of the principal federal income tax consequences to an officer, employee, director or other participant of (i) the grant and exercise of options under the 2008 Plan, (ii) the sale of shares acquired through exercise of options, (iii) the grant and sale of restricted stock, (iv) the grant and receipt of payments with regard to restricted stock units, performance shares and performance units, and (v) share awards. This summary is not intended to be exhaustive and, among other things, does not address state, local or foreign tax consequences.

      Stock Options. Recipients will not have taxable income because they are granted stock options under the Plan. Unless an option is an ISO, when the option is exercised, the holder will be treated as receiving ordinary income equal to the amount by which the fair market value of the Common Stock at the time of the exercise exceeds the exercise price of the option. The fair market value of the Common Stock when the option is exercised will be the basis of that stock while it is held by the person who exercised the option. Therefore, when the stock is sold, the amount by which the sale price is greater or less than the fair market value of the shares when the option was exercised will be a capital gain or loss, which will be short-term or long-term, depending on how long the stock is held after exercise.

      Generally, recipients will not recognize income on the grant or exercise of an ISO. At exercise, however, the excess of the fair market value of the shares acquired upon exercise over the exercise price is an item of adjustment in computing the recipient's alternative minimum taxable income. If the recipient holds the stock received upon exercise of an ISO for at least two years from the grant date and one year from the exercise date, any gain realized on a sale of the stock is treated as long-term capital gain. If the holder sells the stock received upon exercise prior to the expiration of such periods (a "disqualifying disposition"), the holder will recognize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of such stock on the exercise date over the exercise price (or, if less, the excess of the amount realized upon the sale over the exercise price). The excess, if any, of the sale price over the fair market value on the exercise date will be short-term capital gain.

      Stock Appreciation Rights. When a stock appreciation right is exercised or a payment is made with regard to a stock appreciation right, the holder is treated as receiving ordinary income equal to the amount paid, or the fair market value of the Common Stock distributed, to the holder with regard to the stock appreciation right. The fair market value of any Common Stock received when a stock appreciation right is exercised will be the holder's basis in that Common Stock.

      Restricted Stock. Unless a person who receives restricted stock makes an "83(b) election", the person will not realize taxable income (and we will not be entitled to a deduction) when we issue restricted stock to the person. However, when shares vest (i.e., are no longer subject to forfeiture), the holder will realize ordinary income, and we will be entitled to a deduction, equal to the fair market value of the shares at that time less the amount, if any, paid by the holder for the restricted stock. The fair market value of the shares when they vest will be the holder's tax basis in the shares, and any difference between that fair market value and the amount for which the person sells the shares will be a capital gain or loss, which will be long term or short term depending on how long the person holds the shares after they vest. Unless an "83(b) election" is made (as discussed below), dividends on shares subject to restrictions will generally be considered compensation income. A person may, however, elect under Section 83(b) of the Internal Revenue Code to realize when the person receives shares of restricted stock compensation equal to the fair market value of the shares at that time. If a person does that and has not paid any amount for the restricted stock, (a) the person will not realize any tax when the shares vest, (b) the person's tax basis in the shares will be their fair market value when they are issued, (c) when the person sells the shares, any difference between their fair market value when the were issued and the amount for which the person sells the shares will be a capital gain or loss, which will be short term or long term depending on how long the person holds the shares after they were issued, and (d) when we issue the shares, we will be entitled to a deduction equal to their fair market value at that time.

      Units and Similar Rights. Restricted stock units, performance units and performance shares will usually be designed so the recipient will not realize taxable income (and we will not be entitled to a deduction) when the units or performance shares are granted. However, when payment is made, whether in cash or with shares of our Common Stock, the participant generally will receive taxable ordinary income, and we will usually be entitled to a deduction, equal to the amount of the payment, or the then fair market value of the shares, the recipient receives less the amount, if any, paid by the holder for the units or shares.

      Other Stock Awards. If we issue Common Stock or a security that is convertible into Common Stock that is not subject to possible forfeiture or to material restrictions on transfer, when the Common Stock or other securities are issued, the participant generally will be treated as receiving taxable ordinary income, and we generally will be entitled to a deduction, equal to the fair market value of the shares of Common Stock or convertible securities when they are issued less the amount, if any, paid by the holder for the Common Stock or convertible securities.

      Other Tax Consequences. When an employee is treated as receiving ordinary income as a result of receipt or vesting of Common Stock or other securities, or exercise of non-ISO stock options or stock appreciation rights, or there is a disqualifying disposition of shares acquired through exercise of an ISO, we will, in most instances, be entitled to a deduction equal to the ordinary income which the employee is treated as having received.

New Plan Benefits - 2008 Plan

      The following table shows, to the extent determinable, the benefits or amounts that will be received by or allocated to the listed individuals and groups for the 2009 fiscal year under the 2008 Plan, if it is approved by the stockholders.

      -------------------------------------------------------------------
                                        Dollar          Number
      Name and Position                 Value ($) (1)   Of Shares (1)
      -------------------------------------------------------------------
      Greg Amato                        N/A             N/A
      Chief Executive Officer
      -------------------------------------------------------------------
      Murray S. Cohen                   $15,750         25,000
      Chairman of the Board
      -------------------------------------------------------------------
      James Ivchenko                    $15,750         25,000
      President
      -------------------------------------------------------------------
      Executive Group                   $31,500         50,000
      -------------------------------------------------------------------
      Non-Executive Director Group      $47,250         75,000
      -------------------------------------------------------------------
      Non-Executive Officer             N/A             N/A
      Employee Group
      -------------------------------------------------------------------

----------
(1) The 2008 Plan provides that on September 1 of each year, commencing September 1, 2008, each person who serves as a Director on such date shall automatically receive a stock award of 25,000 shares of Common Stock. The dollar value of the shares of Common Stock to be granted on September 1, 2008 is calculated by reference to the market value of our Common Stock on September 1, 2007.

      Except as set forth above, we cannot now determine the number or type of awards to be granted in the future because such awards are to be made in the discretion of the Compensation Committee or the Board.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2008 PLAN.

                              INDEPENDENT AUDITORS

      The Company has selected Weismann Associates LLC as its principal independent accountants for fiscal 2009. It is expected that a representative of Weismann Associates LLC will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Weismann Associates LLC were the principal independent accountants for the Company during fiscal 2008.

      The following is a summary of the fees billed to us by the principal accountants to the Company for professional services rendered for the fiscal years ended February 29, 2008 and February 28, 2007:

                                                Fiscal 2008       Fiscal 2007
         Fee Category                           Fees              Fees

         Audit Fees                             $49,000           $48,795
         Audit Related Fees                     $0                $0
         Tax Fees                               $3,000            $3,000
         All Other Fees                         $0                $0

         Total Fees                             $52,000           $51,795

      Audit Fees. Consists of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

      Audit Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees".

      Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

      All Other Fees. Consists of fees for product and services other than the services reported above.

      Pre-Approval Policies and Procedures

      Prior to engaging its accountants to perform a particular service, the Company's Board of Directors obtains an estimate for the service to be performed. All of the services described above were approved by the Board of Directors in accordance with its procedures.

                            MISCELLANEOUS INFORMATION

Stockholders' Proposals

      Any stockholder who wishes to present a proposal for action at the next Annual Meeting of Stockholders and who wishes to have it set forth in the proxy statement and identified in the form of proxy prepared by management must notify management of the Company so that such notice is received by management at its principal executive offices at 358-364 Adams Street, Newark, New Jersey 07105 by March 12, 2009 and is in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.

Stockholder Communications with the Board of Directors

      Historically, we have not adopted a formal process for stockholder communications with the Board of Directors. Nevertheless, every effort is made to ensure that the Board or individual directors, as applicable, hear the views of stockholders and that appropriate responses are provided to stockholders in a timely manner. Any matter intended for the Board of Directors, or for any individual member or members of the Board, should be directed to our Secretary, at the Company's address with a request to forward the same to the intended recipient.

Director Attendance Policy

      The Company does not have a policy with regard to board members' attendance at annual meetings of stockholders. Two of our directors attended the prior year's annual meeting of stockholders which was held in August 2007.

Other Business

      The Board of Directors knows of no other business to be presented at the Annual Meeting but if other matters properly do come before the meeting, it is intended that the persons named in the accompanying proxy will vote the shares for which they hold proxies in accordance with their judgment.

Annual Report of Form 10-KSB

      The Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2008 is being delivered to the Company's stockholders with this Proxy Statement. Such report is not to be considered part of the soliciting material.

                                    By Order of the Board of Directors,

                                    Murray S. Cohen, Ph.D.,
                                    Chairman
Dated: July 10, 2008
       Newark, New Jersey

                                     ANNEX A

                     EPOLIN, INC. 2008 STOCK INCENTIVE PLAN

      1. Purpose. The purpose of the Epolin, Inc. 2008 Stock Incentive Plan is to provide officers, other employees and directors of, and consultants to, Epolin, Inc. or any of its Subsidiaries an incentive (a) to enter into and remain in the service of the Company or its Subsidiaries, (b) to enhance the long-term performance of the Company and its Subsidiaries, and (c) to acquire a proprietary interest in the success of the Company and its Subsidiaries.

      2. Definitions. Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

            "Award" means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award, Performance Unit Award or Stock Award granted under the Plan.

            "Award Agreement" means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.

            "Board" means the Board of Directors of the Company.

            "Cause" means termination of Participant's employment for "cause" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, "cause" means (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its Subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its Subsidiaries to public ridicule or embarrassment; (d) material violation of the Company's or any of its Subsidiaries" policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for the Company or any of its Subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive.

            "Change in Control" means: (A) the acquisition by any person or group (as that term is defined in Section 13 of the Securities Exchange Act of 1934, as amended) of more than 35% of the outstanding Common Stock,
      (B) a consolidation or merger of the Company with another entity, unless immediately after the transaction, at least 50% in voting power of the outstanding shares or other equity interests in the surviving entity or its ultimate parent entity are owned by persons who, immediately before the transaction were shareholders of the Company, or (C) a change in the membership of the Board of Directors such that a majority of the members of the Board of Directors are persons who have not served for at least twenty-four months and were not elected by the vote of directors who, at the time of the election, had served for at least twenty-four months. Notwithstanding the foregoing, no event or condition will constitute a Change in Control to the extent (but only to the extent) that, if it were a Change of Control, a 20% tax would be imposed under Section 409A of the Code.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the Company's common stock, par value $.001 per share.

            "Committee" means the Compensation Committee of the Board, or another committee of the Board appointed by the Board to administer the Plan.

            "Company" means Epolin, Inc., a New Jersey corporation.

            "Date of Grant" means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

            "Director" means any member of the Board.

            "Disability" means termination of Participant's employment for "disability" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, a Participant being considered "disabled" within the meaning of
      Section 409A(a)(2)(C) of the Code, except that no circumstance or condition will constitute a Disability to the extent (but only to the extent) that, if it were, a 20% tax would be imposed under Section 409A of the Code. .

            "Eligible Person" means any person who is an officer, employee of or consultant to the Company or any Subsidiary (including any key employee of an entity that develops products that are intended to be published or distributed by the Company or a Subsidiary) or any person to whom an offer of employment with the Company or any Subsidiary is extended, as determined by the Committee, or any person who is a Director.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" of a share of Common Stock as of a given date shall be, if the Common Stock is publicly traded, the average of the closing prices of the Common Stock for twenty (20) consecutive trading days (excluding days on which there is no closing price) immediately preceding the applicable date. In any situation not covered by the above, the Fair Market Value of a share of Common Stock on any day will be determined in good faith by the Committee.

            "Good Reason" means termination of Participant's employment for "good reason" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, "good reason" means (A) a material reduction of the Participant's authority or responsibilities, (B) the assignment to the Participant of duties materially inconsistent with the Participant's position with the Company or a Subsidiary; (C) a reduction in Participant's annual salary or an alteration of the formula by which the Participant's annual bonus is calculated that is likely to lead to a reduction in the Participant's annual compensation ; or (iii) the relocation of the Participant's office by more than 50 miles, except, in each case, to the extent consented to by the Participant in writing.

            "Incentive Stock Option" means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder.

            "Nonqualified Stock Option" means a Stock Option granted under
      Section 6 hereof that is not an Incentive Stock Option.

            "Participant" means any Eligible Person who holds an outstanding Award under the Plan.

            "Performance Share Award" means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal in value to a share of Common Stock that is forfeitable until the achievement of pre-established performance objectives over a performance period.

             "Performance Unit Award" means a contractual right granted to an Eligible Person under Section 10 hereof representing notional unit interests equal to a pre-determined dollar amount that is forfeitable until the achievement of pre-established performance objectives over a performance period.

            "Plan" means the Epolin, Inc. 2008 Stock Incentive Plan as set forth herein, as amended from time to time.

            "Qualified Performance Award" means a Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award or Performance Unit Award intended to comply with Section 11 hereof.

            "Restricted Stock Award" means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions as the Committee shall determine and set forth in an Award Agreement.

             "Restricted Stock Unit Award" means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid or distributed at such times, and subject to such conditions, as set forth in the Plan and the applicable Award Agreement.

            "Retirement" means termination of Participant's employment by reason of "retirement" as defined in any employment or severance agreement the Participant may have with the Company or a Subsidiary or, if no such agreement exists, unless otherwise provided in a particular Award Agreement, "retirement" means a termination of the Participant's Service after the Participant reaches the age of 62.

            "Service" means a Participant's employment or service with the Company or any Subsidiary or a Participant's service as a Director with the Company, as applicable.

            "Stock Award" means a grant of shares of Common Stock, or securities that are convertible into Common Stock, or other equity-based Award, to an Eligible Person under Section 12 hereof.

            "Stock Appreciation Right" means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

            "Stock Option" means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

            "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time as of which a determination is being made, each corporation other than the last corporation in the unbroken chain owns stock possessing fifty percent or more of the total combined voting power of all classes of stock in another corporation in the chain.

      3.    Administration.

      3.1 Committee Members. The Plan shall be administered by a Committee comprised of no fewer than two members of the Board. It is intended that each Committee member shall satisfy the requirements for (i) a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act and (ii) an "outside director" under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by "outside directors" to qualify for tax deductibility under Section 162(m) of the Code, and (iii) if required by the rules of any securities exchange or market on which the Common Stock is listed, an "independent director" under those rules. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award. In the absence of a Committee, the Board will administer the Plan and all references to the "Committee" will be deemed to refer to the "Board".

      3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance goals and other conditions affecting an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee's determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations and actions by the Committee shall be final, conclusive, and binding upon all parties.

       3.3 Delegation of Authority. The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of the Business Corporation Act of the State of New Jersey (or any successor statute) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee's authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee's delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

      3.4 Grants to Directors. Any Awards or formula for granting Awards under the Plan made to Directors shall be approved by the Board. With respect to awards to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

      4.    Shares Subject to the Plan.

      4.1 Maximum Share Limitations. Subject to adjustment pursuant to Section
4.3 hereof, the maximum aggregate number of shares of Common Stock that may be issued under the Plan shall be one million five hundred thousand (1,500,000) shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company's treasury.

      To the extent that any Award involving the issuance of shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions of the Award, or otherwise terminates without an issuance of shares of Common Stock being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. In addition, awards that are settled in cash and not in shares of Common Stock shall not be counted against the maximum share limitations.

      4.2 Individual Participant Limitations. The maximum number of shares of Common Stock that may be subject to Stock Options, Stock Appreciation Rights and Qualified Performance Awards denominated in shares in the aggregate granted to any one Participant during any calendar year shall be 250,000 shares. The maximum payment with respect to Qualified Performance Awards denominated in cash in the aggregate granted to any one Participant during any calendar year shall be $250,000. The foregoing limitations shall each be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Subsidiary.

      4.3 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 4.1 and Section 4.2 hereof, (ii) the number and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of
Section 409A of the Code and, in the case of Incentive Stock Options, Section 424 of the Code.

      5.    Participation and Awards.

      5.1 Designations of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

      5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment. To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

      6.    Stock Options.

      6.1 Grant of Stock Options. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.8 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

      6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

      6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable, and may accelerate the vesting or exercisability of any Stock Option at any time. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion.

      6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant. Except as provided in this Section 6 or as otherwise may be provided by the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

      6.5 Termination of Service. Subject to Section 6.8 hereof with respect to Incentive Stock Options, the Stock Option of any Participant whose Service with the Company or one of its Subsidiaries is terminated for any reason shall terminate on the earlier of (A) the date that the Stock Option expires in accordance with its terms or (B) unless otherwise provided in an Award Agreement, the expiration of the applicable time period following termination of Service, in accordance with the following: (1) 12 months if Service ceased due to death, Disability or Retirement, (2) 90 days if Service ceased as a result of a termination by the Company without Cause or (3) 30 days if Service ceased for any other reason; provided that, in the event of a termination for Cause such Participant's right to any further payments, vesting or exercisability with respect to any Award shall be forfeited in its entirety in accordance with
Section 14.2. The Committee shall have authority to determine in each case whether an authorized leave of absence shall be deemed a termination of Service for purposes hereof, as well as the effect of a leave of absence on the vesting and exercisability of a Stock Option. Unless otherwise provided by the Committee, if an entity ceases to be a Subsidiary of, or to provide services (including developing products) to, the Company or otherwise ceases to be qualified under the Plan or if all or substantially all of the assets of a Subsidiary of the Company or an entity that provides services to the Company are conveyed (other than by encumbrance), such cessation or action, as the case may be, shall be deemed for purposes hereof to be a termination of the Service of all of the employees of the Subsidiary or other entity (unless at the time of the event they become employees of the Company).

      6.6 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price and applicable withholding tax. Payment of the exercise price shall be made in the manner set forth in the Award Agreement, which unless otherwise provided by the Committee, may include: (i) in cash or by cash equivalent acceptable to the Committee, (ii) by payment in shares of Common Stock underlying the Stock Option being exercised valued at the Fair Market Value of such shares on the date of exercise, (iii) to the extent permitted by law, through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price, (iv) by a combination of the methods described above or (v) by such other method as may be approved by the Committee and set forth in the Award Agreement.

      6.7 Limited Transferability of Nonqualified Stock Options. All Stock Options shall be nontransferable except (i) upon the Participant's death, in accordance with Section 15.2 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant's "family member" (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), as may be approved by the Committee in its discretion. The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time. Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 15.2 hereof.

      6.8   Additional Rules for Incentive Stock Options.

            (a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee for purposes of Treasury Regulation ss.1.421-7(h) with respect to the Company or any Subsidiary that qualifies as a "subsidiary corporation" with respect to the Company for purposes of Section 424(f) of the Code.

            (b) Annual Limits. Any portion of an Incentive Stock Option granted to a Participant as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which incentive stock options under Section 422 of the Code held by the Participant are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any subsidiary or parent corporation, would exceed $100,000, determined in accordance with Section 422(d) of the Code, shall become a Nonqualified Stock Option . This limitation shall be applied by taking stock options into account in the order in which granted.

            (c) Termination of Employment. An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all subsidiary corporations, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

            (d) Other Terms and Conditions; Nontransferability. Any Stock Option that is not specifically designated as an Incentive Stock Option will under no circumstances be considered an Incentive Stock Option. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an "incentive stock option" under
      Section 422 of the Code. An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to "incentive stock options" under the Code shall not be satisfied. An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

            (e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

      7.    Stock Appreciation Rights.

      7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon such conditions as may be approved by the Committee, provided that the Committee may accelerate the exercisability or payment of a Stock Appreciation Right at any time.

      7.2 Freestanding Stock Appreciation Rights. A Stock Appreciation Right may be granted without any related Stock Option and may be subject to such vesting and exercisability requirements as are specified by the Committee and described in an Award Agreement. Such vesting and exercisability requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant. The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

      7.3 Tandem Stock Option/Stock Appreciation Rights. A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option. A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to such Stock Option/Stock

Appreciation Right, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised. A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will become vested and exercisable at the same time or times that the related Stock Option becomes vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

      7.4 Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

      8.    Restricted Stock Awards.

      8.1 Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.

      8.2 Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Award at any time.

      8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired. Failure to satisfy any applicable restrictions shall result in the subject shares of the Restricted Stock Award being forfeited and returned to the Company. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

      8.4 Rights as Shareholder. Subject to the foregoing provisions of this
Section 8 and the applicable Award Agreement, the Participant shall have all rights of a shareholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. The Committee may provide in an Award Agreement that dividends and distributions with regard to unvested shares will be held by the Company or an escrow agent and paid to the Participant only at the times of vesting or other payment of the Restricted Stock Award.

      8.5 Section 83(b) Election. If a Participant makes an election pursuant to
Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant's making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

      8.6 Qualified Performance Award. To the extent a Restricted Stock Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

      9.    Restricted Stock Unit Awards.

      9.1 Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each Restricted Stock Unit will be equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock

Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

      9.2 Vesting Requirements. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. Such vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of specified performance goals established by the Committee in its discretion. Notwithstanding the foregoing, the Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date.

      9.3 Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.

      9.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Restricted Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

      9.5 Qualified Performance Award. To the extent a Restricted Stock Unit Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

      10.   Performance Awards

      10.1 Grant of Performance Awards. Performance Share and Performance Unit Awards (collectively, "Performance Awards") may be granted to any Eligible Person selected by the Committee. Performance Awards shall be subject to such restrictions and conditions as the Committee shall determine. Unless otherwise determined by the Committee at grant, a Performance Share Award shall not be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award.

      10.2 Vesting Requirements. On the Date of Grant, the Committee shall in its discretion determine any vesting requirements with respect to a Performance Award, which shall be set forth in the Award Agreement, provided that the Committee may accelerate the vesting of a Performance Award at any time. Vesting requirements may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods), as well as on the attainment of specified performance goals established by the Committee in its discretion. The Committee may provide that if performance relative to the performance goals exceeds targeted levels, then the number of Performance Awards earned shall be a multiple (e.g., 150%) of those that would be earned for target performance.

      10.3 Payment of Performance Awards. A Performance Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Performance Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof.

      10.4 No Rights as Shareholder. The Participant shall not have any rights as a shareholder with respect to the shares subject to a Performance Share Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

      10.5 Qualified Performance Award. To the extent a Performance Award is designated as a Qualified Performance Award, it shall be subject to the restrictions set forth in Section 11.

      11.   Qualified Performance Awards

      11.1 Designation as Qualified Performance Award. The Committee may designate whether any Restricted Stock, Restricted Stock Unit or Performance Award granted to an employee is intended to qualify as "performance-based compensation", within the meaning of Section 162(m) of the Code.

      11.2 Performance Measures. Any Award (or the lapse of restrictions on an Award) designated as intended to be performance-based compensation shall be, to the extent required by Section 162(m) of the Code, either (1) conditioned upon the achievement of one or more of the following performance measures or (2) granted based upon the achievement of one or more of the following performance measures: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures. Performance goals may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries. The targeted level or levels of performance (which may include minimum, maximum and target levels of performance) with respect to such performance measures may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance goals for a performance period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles or other unusual or non recurring items, including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations and the effects of accounting and tax law changes.

      11.3 Additional Requirements. Any Award that is intended to qualify as "performance-based compensation" shall also be subject to the following:

            (a) No later than the earlier of (i) 90 days following the commencement of each performance period and (ii) the day on which 25% of the performance period has elapsed (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) grant a target number of shares or units, (2) select the performance goal or goals applicable to the performance period and (3) specify the relationship between performance goals and the number of shares or units that may be earned by a Participant for such performance period. The performance goals shall satisfy the requirements in Section 162(m) of the Code for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.

            (b) Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the number of units or shares, if any, earned by a Participant for such performance period.

            (c) In determining the number of units or shares earned by a Participant for a given performance period, the Committee shall have the right to reduce (but not increase) the amount earned at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

      12.   Stock Awards.

      12.1 Grant of Stock Awards. A Stock Award may be granted to any Eligible Person selected by the Committee. A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as Director compensation, as an inducement to become an employee or a Director, or for any other valid purpose as determined by the Committee. A Stock Award, may represent shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, or may be subject to terms and conditions determined by the Committee and described in the Award Agreement. Stock Awards may be granted together with dividend equivalent rights with respect to the shares of Common Stock subject to the Award, which may (but will not be required to be) accumulated and may (but will not be required to be) deemed reinvested in additional Common Stock. The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.

      12.2 Rights as Shareholder. Subject to the foregoing provisions of this
Section 12 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Award the Participant will become the owner of that Common Stock and will have all rights of a shareholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

      12.3 Annual Grants to Directors. On September 1 of each year, commencing on September 1, 2008, each person who serves as a Director on such date shall automatically receive a Stock Award of 25,000 shares of Common Stock.

      13.   Change in Control.

      13.1 Effect of Change in Control. The Committee may, in its discretion determine, and provide in the applicable Award Agreement, that vesting or other terms of an Award will be accelerated or otherwise affected by a Change in Control, either alone or together with a termination of employment without Cause or by the Grantee for Good Reason or by the Company without Cause, or otherwise.

      14.   Forfeiture Events.

      14.1 General. The Committee may specify in an Award Agreement at the time of the Award that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Subsidiaries.

      14.2 Termination for Cause. If a Participant's employment with the Company or any Subsidiary shall be terminated for Cause, such Participant's right to any further payments, vesting or exercisability with respect to any Award shall terminate in its entirety.

      15.   General Provisions.

      15.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement. The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

      15.2 No Assignment or Transfer; Beneficiaries. Except as provided in
Section 6.7 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant's death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant's guardian or legal representative. In the event of a Participant's death, an Award may to the extent permitted by the Award Agreement be exercised by the Participant's beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant's will or by the Participant's estate in accordance with the Participant's will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant's death.

      15.3 Deferrals of Payment. The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

      15.4 Rights as Shareholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other shareholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

      15.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the Participant's employment or other service relationship for any reason at any time.

      15.6 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges or markets upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions in order to ensure compliance with the Securities Act of 1933, as amended, the requirements of any exchange or market upon which such shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

      15.7 Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award, which may include procedures to permit or require a Participant to satisfy such obligation in whole or in part (but only up to the statutory minimum) by having the Company withhold shares of Common Stock from the shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Notwithstanding the foregoing, the Company, in its sole discretion, may withhold all such required taxes from any amount otherwise payable to a Participant. Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, a Participant's satisfaction of any tax-withholding requirements will be a condition precedent to the Company's obligation to issue Common Stock or make payments to that Participant as may otherwise be provided and to the termination of any restrictions on transfer related to the circumstance or event that results in the tax-withholding requirement.

      15.8 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant's permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company's creditors or otherwise, to discharge its obligations under the Plan.

      15.9 Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other share incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of share incentive or other compensation or benefit program for employees of the Company or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or a Subsidiary, including, without limitation, under any pension or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

      15.10 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, each Participant, and each Participant's executor, administrator and permitted transferees and beneficiaries.

      15.11 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

      15.12 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of jurisdictions outside the United States of America with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

      15.13 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.

      15.14 No Fiduciary Relationship. Nothing in the Plan and no action taken pursuant to the Plan, will create a fiduciary relationship between the Company, its Directors or officers or the Committee, on the one hand, and the Participant or any other person or entity, on the other.

      15.15 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New Jersey, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

      15.16 Employment and Other Agreements. Any provision in a written employment, severance or other agreement providing accelerated vesting or other protective provisions applicable to types of Awards granted under the Plan will apply to Awards under the Plan unless the Award Agreement relating to a particular Award provides otherwise.

      15.16 Notices. All notices under the Plan must be in writing or delivered electronically, if to the Company, at its principal office, addressed to the attention of the Secretary; and if to the Participant, at the address appearing in the Company's records.

      15.17 Captions. The use of captions in this Plan is for convenience. The captions are not intended to provide substantive rights.

      16.   Effective Date; Amendment and Termination.

      16.1 Effective Date. The Plan shall become effective following its adoption by the Board (the "Effective Date"), subject to its approval by the Company's shareholders within twelve (12) months after such adoption by the Board to the extent then required under Section 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board.

      16.2 Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan and any Award granted under the Plan. The Board may seek the approval of any amendment or modification by the Company's shareholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with Section 162(m) or Section 422 of the Code, the listing requirements of the applicable exchange or securities market or for any other purpose. Except as provided elsewhere herein, no amendment or modification of the Plan or any Award shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

      16.3 Termination. The Plan shall terminate at the close of business on the day before the 10th anniversary of the Effective Date. The Board may, in its discretion and at any earlier date, terminate the Plan. Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

                                    APPENDIX
                               FORM OF PROXY CARD

                                      PROXY

                                  EPOLIN, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 18, 2008

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Murray S. Cohen and James Ivchenko, and each of them, with power of substitution as proxies for the undersigned to act and vote at the Annual Meeting of Stockholders of Epolin, Inc. (the "Company") to be held on August 18, 2008, at 3:00 p.m., local time, at the principal executive offices of the Company, 358-364 Adams Street, Newark, New Jersey 07105, and any adjournments thereof for the following purposes:

      1. Election of Directors - Nominees: Murray S. Cohen, James Ivchenko,
                                 Morris Dunkel, James R. Torpey, Jr. and
                                 Herve A. Meillat.

                |_| FOR        |_| FOR ALL EXCEPT      |_| WITHHOLD

      INSTRUCTION: To withhold your vote for any nominee(s), mark "For All Except" and write that nominee's name on the line below.

      --------------------------------------------------------------------------

      2. To approve the adoption of the Company's 2008 Stock Incentive Plan.

                |_| FOR         |_| AGAINST            |_| ABSTAIN

      3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                  Dated: ______________________________, 2008


                                  ____________________________________________
                                  Signature of Stockholder

                                  ____________________________________________



NOTE: Please sign your name exactly as it appears on this Proxy. Jointly held shares require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

      IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

                               PLEASE ACT PROMPTLY
                       SIGN, DATE & MAIL YOUR PROXY TODAY